BRIDGE INVESTMENT GROUP HOLDINGS INC. REPORTS SECOND QUARTER 2024 RESULTS SALT LAKE CITY, UTAH—August 6, 2024—Bridge Investment Group Holdings Inc. (NYSE: BRDG) (“Bridge” or the “Company”) today reported its financial results for the quarter ended June 30, 2024. Net Income (Loss) was $27.5 million for the quarter ended June 30, 2024. On a basic and diluted basis, net loss attributable to Bridge per share of Class A common stock was $(0.11) for the quarter ended June 30, 2024. Distributable Earnings of Bridge Investment Group Holdings LLC (the “Operating Company”) were $35.5 million, or $0.19 per share after-tax, for the quarter ended June 30, 2024. Fee Related Earnings to the Operating Company were $35.9 million for the quarter ended June 30, 2024. Robert Morse, Bridge’s Executive Chairman, stated “Bridge reported improved financial results, with Total Revenue increasing 2% from last quarter, Fee Related Earnings to the Operating Company increasing 6% and Distributable Earnings increasing 10%. Looking ahead, we believe our differentiated model as a specialized, integrated owner/ operator positions Bridge to deliver leading performance across carefully selected sectors spanning real estate, credit, infrastructure and secondaries, all of which should see strong upside in the coming quarters.” Jonathan Slager, Bridge’s Chief Executive Officer, added “We continue to see clear signals that commercial real estate values have bottomed: the debt markets and the cost of capital have improved notably and volumes are recovering. We believe that we are poised for a broader improvement in volumes and valuations given recent interest rate declines and the prospect of Fed interest rate cuts before the end of the year. Bridge is well positioned for success in this environment, and we are excited for the future.” Common Dividend Bridge declared a quarterly dividend of $0.13 per share of its Class A common stock, payable on September 13, 2024 to its Class A common stockholders of record at the close of business on August 30, 2024. Additional Information Bridge Investment Group Holdings Inc. issued a full detailed presentation of its second quarter 2024 results, which can be viewed on the Investors section of our website at www.bridgeig.com. The presentation is titled “Second Quarter 2024 Earnings Presentation.” Conference Call and Webcast Information The Company will host a conference call on August 7, 2024 at 8:30 a.m. ET to discuss its second quarter 2024 results. Interested parties may access the conference call live over the phone by dialing 1-877-405-1210 (domestic) or 1-201-689-8721 (international) and requesting Bridge Investment Group Holdings Inc.’s Second Quarter 2024 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The event will also be available live via webcast which can be accessed here or from our Investor Relations website https://ir.bridgeig.com. An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 p.m. ET on August 21, 2024 and can be accessed by dialing 1-877-660-6853 (domestic) or 1-201-612-7415 (international), and providing the passcode 13747687. Exhibit 99.1

About Bridge Investment Group Bridge is a leading alternative investment manager, diversified across specialized asset classes, with approximately $48.9 billion of assets under management as of June 30, 2024. Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select U.S. verticals across real estate, credit, renewable energy and secondaries strategies. Forward-Looking Statements This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “outlook,” “could,” “believes,” “expects,” “potential,” “opportunity,” “continues,” “may,” “will,” “should,” “over time,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Accordingly, we caution you that any such forward- looking statements are based on our beliefs, assumptions and expectations as of the date made, taking into account all information available to us at that time. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties that are difficult to predict and beyond our control. Actual results may differ materially from those express or implied in the forward-looking statements as a result of a number of factors, including but not limited to those risks described from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. Bridge undertakes no duty to publicly update any forward-looking statements made herein or on the webcast/conference call or otherwise, whether as a result of new information, future developments or otherwise, except as required by law. Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of the Company or any investment fund managed by the Company or its affiliates. Shareholder Relations: Bonni Rosen Bridge Investment Group Holdings Inc. shareholderrelations@bridgeig.com Media: Charlotte Morse Bridge Investment Group Holdings Inc. (877) 866-4540 charlotte.morse@bridgeig.com

EARNINGS PRESENTATION August 6, 2024 2nd QUARTER 2024 1

2 Disclaimer The information contained herein does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of Bridge Investment Group Holdings Inc. (“Bridge” or the “Company”), Bridge Investment Group Holdings LLC (the “Operating Company”) or any affiliate of Bridge, or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge. This presentation should not form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of Bridge or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge, or in connection with any other contract or commitment whatsoever. This presentation does not constitute a “prospectus” within the meaning of the Securities Act of 1933, as amended. Any decision to purchase securities of Bridge or any of its affiliates should be made solely on the basis of the information contained in a prospectus to be issued by Bridge in relation to a specific offering. Forward-Looking Statements This presentation contains forward-looking statements. All statements other than statements of historical facts contained in this presentation may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, capital raising, expectations or targets related to financial and non-financial measures, future capital expenditures, fund performance and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “outlook,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and beyond our ability to control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. If one or more events related to these forward-looking statements or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. We believe these factors include but are not limited to those risk factors described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission (the “SEC”) on March 7, 2024, which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements included in this report and our other filings. You should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Industry Information Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Non-GAAP Financial Measures This presentation uses financial measures that are not presented in accordance with generally accepted accounted principles in the United States (“GAAP”), such as Distributable Earnings, Fee Related Earnings, Fee Related Revenues and Performance Related Earnings, to supplement financial information presented in accordance with GAAP. There are limitations to the use of the non-GAAP financial measures presented in this presentation. For example, the non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies may calculate non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes. Throughout this presentation, all current period amounts are preliminary and unaudited.

GAAP Income Statement

GAAP Condensed Consolidated Statements of Operations (Unaudited)

($ in thousands, except shares and per share amounts)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Revenues:				
Fund management fees	$ 61,453	$ 60,317	$ 122,558	$ 114,166
Property management and leasing fees	17,763	19,130	37,700	39,029
Construction management fees	1,814	2,902	3,511	6,187
Development fees	828	1,337	1,659	1,672
Transaction fees	6,404	4,682	13,204	7,059
Fund administration fees	4,579	4,304	9,636	8,480
Insurance premiums	6,405	3,485	11,102	8,214
Other asset management and property income	5,514	2,646	8,179	5,443
Total revenues	104,760	98,803	207,549	190,250
Investment income (loss):				
Incentive fees	—	41	—	41
Performance allocations: realized	7,063	8,425	20,032	11,587
Performance allocations: unrealized	18,533	(19,284)	(43,138)	(126,309)
Earnings from investments in real estate	—	215	—	215
Total investment income (loss)	25,596	(10,603)	(23,106)	(114,466)
Expenses:				
Employee compensation and benefits	62,681	56,376	125,521	107,553
Incentive fee compensation	—	3	—	3
Performance allocations compensation: realized	3,748	495	11,156	2,227
Performance allocations compensation: unrealized	(1,150)	(4,649)	2,027	(19,319)
Loss and loss adjustment expenses	4,436	1,684	7,118	4,004
Third-party operating expenses	3,476	5,219	7,512	11,329
General and administrative expenses	9,397	12,872	20,747	26,765
Depreciation and amortization	4,510	5,118	9,946	6,211
Total expenses	87,098	77,118	184,027	138,773
Other (expense) income:				
Realized and unrealized (losses) gains, net	(3,273)	(1,367)	(7,503)	120
Interest income	4,351	3,728	10,141	7,182
Interest expense	(6,846)	(8,735)	(14,210)	(12,881)
Total other expense	(5,768)	(6,374)	(11,572)	(5,579)
Income (loss) before provision for income taxes	37,490	4,708	(11,156)	(68,568)
Income tax (expense) benefit	(9,996)	(7,468)	1,851	(1,624)
Net income (loss)	27,494	(2,760)	(9,305)	(70,192)
Net income (loss) attributable to non-controlling interests in Bridge Investment Group Holdings LLC	13,825	(4,186)	(28,095)	(60,435)
Net income (loss) attributable to Bridge Investment Group Holdings LLC	13,669	1,426	18,790	(9,757)
Net income (loss) attributable to non-controlling interests in Bridge Investment Group Holdings Inc.	16,100	6,198	11,403	(7,019)
Net (loss) income attributable to Bridge Investment Group Holdings Inc.	$ (2,431)	$ (4,772)	$ 7,387	$ (2,738)

Financial Results

- GAAP Net income was $27.5 million for the 2nd quarter
- GAAP Net loss attributable to Bridge Investment Group Holdings Inc. was $2.4 million for the 2nd quarter
- Loss per share of Class A common stock - basic and diluted was $0.11 for the 2nd quarter

BRIDGE INVESTMENT GROUP

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2ND Quarter 2024 overview

Financial Highlights

($ in MM, except per share data or as noted)	Q2 2024	Q2 2023	YoY Change %	LTM Q2 2024	LTM Q2 2023	YoY Change %
Total Revenue	$104.8	$98.8	6%	$407.9	$396.1	3%
GAAP Net Income (Loss)	$27.5	$(2.8)	1,096%	$(26.5)	$(19.7)	(35)%
Loss per share, Basic	$(0.11)	$(0.24)	54%	$(0.11)	$(0.08)	(38)%
Fee Related Earnings ("FRE") to the Operating Company	$35.9	$35.1	2%	$134.4	$138.4	(3)%
Distributable Earnings ("DE") of the Operating Company	$35.5	$35.0	1%	$133.8	$153.8	(13)%
After-tax DE per share	$0.19	$0.20	(5)%	$0.72	$0.89	(19)%

Key Operating Metrics

	Q2 2024	Q2 2023	YoY Change %	LTM Q2 2024	LTM Q2 2023	YoY Change %
Gross AUM	$48.9 Bn	$48.9 Bn	—	$48.9 Bn	$48.9 Bn	—
Fee-Earning AUM	$21.5 Bn	$22.2 Bn	(3)%	$21.5 Bn	$22.2 Bn	(3)%
Capital Raised	$0.3 Bn	$0.3 Bn	2%	$1.1 Bn	$2.9 Bn	(62)%
Capital Deployed	$0.4 Bn	$0.5 Bn	(26)%	$2.3 Bn	$3.0 Bn	(23)%
Dry Powder	$3.1 Bn	$4.1 Bn	(24)%	$3.1 Bn	$4.1 Bn	(24)%
Realized Performance Allocations	$7.1	$8.5	(17)%	$51.0	$38.4	33%
Unrealized Accrued Performance Allocations	$338.9	$428.4	(21)%	$338.9	$428.4	(21)%

Business Update

- Declared quarterly dividend of $0.13 per share of Class A common stock, payable on September 13, 2024 to stockholders of record on August 30, 2024.
- At the end of the second quarter of 2024, the Company had $3.1 billion of dry powder, a majority of which is in our Multifamily, Secondaries, Credit and Workforce & Affordable Housing vehicles.
- Subsequent to quarter-end, Bridge raised an additional $400 million within our Debt Strategies vertical.

BRIDGE INVESTMENT GROUP

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5 $20.0 $25.2 $36.3 $43.3 $47.7 $48.9 $48.9 2019 2020 2021 2022 2023 Q2 2023 Q2 2024 Gross Assets Under Management (AUM) ($ in Bn) Fee-Earning Assets Under Management (FEAUM) ($ in Bn) Proven record of AUM growth ~25% 5-Yr CAGR (2Q’19 vs 2Q’24) $8.7 $10.2 $13.4 $17.3 $21.7 $22.2 $21.5 2019 2020 2021 2022 2023 Q2 2023 Q2 2024 ~24% 5-Yr CAGR (2Q’19 vs 2Q’24)

6 $181 $166 $254 $320 $295 $302 $311 Recurring Fund Management Fee Revenue Catch-up Fund Management Fee Revenue Transaction and Other Fee Revenue 2019 2020 2021 2022 2023 LTM 2Q23 LTM 2Q24 $246 $232 $330 $409 $391 $396 $408 2019 2020 2021 2022 2023 LTM 2Q23 LTM 2Q24 Total Revenues ($ in MM) Fee Related Revenue ($ in MM) Proven record of revenue growth ~18% 5-Yr CAGR (2Q’19 vs 2Q’24) Fund Mgmt. Fees (Recurring & Catch-up): ~21% 5-Yr CAGR (2Q’19 vs 2Q’24) Total Fee Related Revenue: ~17% 5-Yr CAGR (2Q’19 vs 2Q’24) 1 Netted out for placement agent fees (allocated pro rata between recurring and catch-up fund management fees). 1 1

Non-GAAP financial measures

($ in thousands)	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Last Twelve Months Ended June 30, 2024	Last Twelve Months Ended June 30, 2023
Fund-level fee revenues				
Fund management fees	$ 61,193	$ 60,353	$ 239,001	$ 233,706
Transaction fees	6,404	4,682	26,612	23,624
Total net fund-level fee revenues	67,597	65,035	265,613	257,330
Net earnings from Bridge property operators	1,778	2,828	9,548	11,529
Development fees	828	1,337	2,905	4,309
Fund administration fees	4,653	4,304	19,114	16,214
Other asset management and property income	5,514	2,636	14,560	12,321
Fee Related Revenues	80,370	76,140	311,740	301,703
Cash-based employee compensation and benefits	(38,715)	(35,248)	(151,417)	(130,464)
Net administrative expenses	(6,696)	(6,663)	(25,907)	(27,782)
Fee Related Expenses	(45,411)	(41,911)	(177,324)	(158,246)
Total Fee Related Earnings	34,959	34,229	134,416	143,457
Total Fee Related Earnings attributable to non-controlling interests	924	865	(12)	(5,010)
Total Fee Related Earnings to the Operating Company	35,883	35,094	134,404	138,447
Fund level performance fee revenues				
Realized performance allocations and incentive fees	7,063	8,466	49,547	38,391
Realized performance allocations and incentive fees compensation	(3,748)	(498)	(16,708)	(3,900)
Net realized performance allocations attributable to non-controlling interests	(1,608)	(5,066)	(18,556)	(20,502)
Net insurance income	1,969	1,801	6,009	8,476
Earnings from investments in real estate[1]	—	215	537	1,093
Net investment and interest income (expense) and realized gain (loss)	(4,072)	(5,006)	(21,483)	(8,194)
Distributable Earnings attributable to the Operating Company	$ 35,487	$ 35,006	$ 133,750	$ 153,811
Distributable After-Tax Earnings per share of Class A common stock - Basic	$ 0.19	$ 0.20	$ 0.72	$ 0.89
Weighted-average shares of Class A common stock outstanding - Basic	32,461,347	25,143,289	29,389,787	24,685,504

[1] Earnings from investments in real estate is offset by interest expense related to GP Lenders.

Fee Related Revenues

- Growth in recurring fund management fees driven by acquisition of Newbury Partners
- Increase in transaction fees in Q2 2024 is primarily due to increase in Opportunity Zone deployment
- Fund administration fees from internalization of fund administration continues to yield positive results

Fee Related Earnings

- Compensation and benefits increased due to the timing of the Newbury acquisition as well as annual compensation adjustments

Distributable Earnings

- Timing and amount of realization of performance allocations
- Higher debt balances resulted in increased interest expense

BRIDGE INVESTMENT GROUP

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8 $1,498 $1,345 $518 $674 $320 $303 $334 $153 $305 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 • $305 million of capital raised in Q2 2024 driven by Workforce & Affordable Housing, Debt Strategies and Development (Opportunity Zones). • $364 million of deployment in Q2 2024 mostly driven by Workforce & Affordable Housing, Development (Opportunity Zones), Logistics, Multifamily, and Secondaries Strategies. • Fee-earning AUM decreased in Q2 2024 primarily due to conversion of fee basis from committed capital to NAV for Newbury Equity Partners III which reached its 11th anniversary. Capital Raised ($ in MM) Fee-earning AUM drivers $42Total AUM: $44 $43 $49 $49 $49 $48 $48 $49 $938 $633 $980 $866 $490 $706 $896 $332 $364 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $15.5 $16.6 $17.3 $22.2 $22.2 $21.8 $21.7 $22.0 $21.5 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 1 AUM and FEAUM as of Q1 2023 includes the acquisition of Newbury Partners, LLC which closed on March 31, 2023. Deployment ($ in MM) Fee-Earning Assets Under Management ($ in Bn)1

9 Management Fees ($ in MM) Fee related revenue summary Transaction Fees ($ in MM) Fee Related Revenue ($ in MM) • Recurring fund management fees was consistent between Q2 2024 and Q2 2023 due to long-term nature of invested capital. • Fund management fees includes catch-up fees of $1.0 million in Q1 2024. • Transaction fees remained relatively similar in Q2 2024 compared to Q1 2024 as Bridge continued to lean into property acquisitions. $18 $12 $5 $2 $5 $10 $4 $7 $6 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $49 $64 $55 $54 $60 $62 $55 $61 $61 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $9 $11 $12 $11 $11 $10 $12 $11 $13 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $76 $86 $73 $67 $76 $81 $71 $79 $80 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 All Other Fees ($ in MM)

10 1 As of June 30, 2024. 2 Weighted-average fund life for closed-end funds as of June 30, 2024. Long duration capital drives fee visibility Fee-Earning AUM1 Multifamily 18% Workforce & Affordable Housing 9% Seniors Housing 7% Single-Family Rental 1%Development 19%Office 2% Logistics 2% Net Lease Income 1% Debt 21% Agency MBS 1% Secondaries 19% Fee-Earning AUM by Remaining Duration1 10+ Years, 5% 7-10 Years, 42% 5-7 Years, 29% 3-5 Years, 7% 0-3 Years, 14% Perpetual, 3% • $458.1 million of capital raised in 2024 and the acquisition of Newbury Partners continue to drive growth in recurring fund management fees, which increased by 8% year-over-year compared to 2023. • Commitments on capital raised in the 2nd quarter averaged 11.3 years in duration. • 76% of total FEAUM is greater than 5 years of remaining duration, with a weighted-average FEAUM remaining duration of 6.6 years.2 • Over 97% of FEAUM is in long-term, closed end funds with no redemption features.

11 $40 $45 $35 $29 $34 $37 $29 $33 $35 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Total Revenues & GAAP Net Income (Loss) ($ in MM) Earnings summary Fee Related Earnings & Distributable Earnings attributable to the Operating Company ($ in MM) • Fee Related Earnings increased $1.7 million, or 5% compared to Q1 2024, driven by stable FEAUM and healthy margins. • Distributable Earnings to the Operating Company increased $3.3 million, or 10% compared to Q1 2024. Fee Related Earnings & Margin ($ in MM) $99 $110 $95 $91 $99 $106 $94 $103 $105 $124 $32 $18 $(67) $(3) $(18) $1 $(37) $27 Total Revenues GAAP Net Income (Loss) Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 $40 $42 $31 $31 $35 $36 $29 $34 $36 $55 $50 $36 $33 $35 $41 $25 $32 $35 Fee Related Earnings attributable to Operating Company Distributable Earnings attributable to Operating Company Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 52% 52% 49% 43% 45% 46% 41% 42% 43%Margin:

12 $576 $559 $555 $448 $428 $377 $382 $320 $339 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Performance fee summary Net Unrealized Performance Allocations by Vintage2Accrued Performance Allocations ($ in MM)1 1 Based on fair value one quarter in arrears. 2 As of June 30, 2024. 3 Does not include any carried interest related to Newbury Funds I through V. Performance Fees & Realizations ($ in MM) $33.6 $21.0 $4.1 $3.2 $8.5 $20.2 $9.3 $13.0 $7.1 Net realized performance fees to the Operating Company Gross realized performance fees Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 2015 0.3% 2017 21.3% 2018 64.6% Post 2018 11.4% Perpetual 2.4% • Carry-eligible AUM of $17.7 billion3, over 82% of FEAUM. • Accrued performance allocations attributable to the Operating Company is $127.6 million2. • Pipeline for future performance-driven Distributable Earnings is significant. • Quarterly realization pace and performance fees will vary based upon market conditions.

Compelling fund-level track record

Closed-End Funds (Investment Period Beginning, Ending Date)	As of June 30, 2024 Investor Levered Net IRR	Investor Unlevered Net IRR
Equity Strategies Funds		
Multifamily		
Bridge Multifamily I (Mar 2009, Mar 2013)	15.1 %	15.1 %
Bridge Multifamily II (Apr 2012, Apr 2015)	23.0 %	22.5 %
Bridge Multifamily III (Jan 2015, Jan 2018)	18.4 %	17.9 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	13.5 %	13.3 %
Bridge Multifamily V (Jul 2021, to present)[1]	(19.8)%	(18.0)%
Bridge Multifamily Continuation Vehicle	26.4 %	26.4 %
Total Multifamily Funds	14.8 %	14.5 %
Workforce & Affordable Housing		
Bridge Workforce Housing I (Aug 2017, Aug 2020)	12.7 %	12.7 %
Bridge Workforce Housing II (Aug 2020, to present)[2]	(2.5)%	(2.1)%
Total Workforce & Affordable Housing Funds	6.3 %	6.3 %
Seniors Housing		
Bridge Seniors I (Jan 2014, Jan 2018)	(3.4)%	(3.2)%
Bridge Seniors II (Mar 2017, Mar 2020)	(0.2)%	(0.1)%
Bridge Seniors III (Nov 2020, to present)	7.4 %	7.3 %
Total Seniors Housing Funds	(1.7)%	(1.5)%
Office		
Bridge Office I (Jul 2017, Jul 2020)	***	***
Bridge Office II (Dec 2019, Dec 2022)	(4.2)%	(3.0)%
Total Office Funds	***	***
Secondaries		
Newbury Equity Partners I (Sep 2006, Mar 2013)	8.2 %	8.1 %
Newbury Equity Partners II (Oct 2009, Oct 2015)	14.9 %	14.8 %
Newbury Equity Partners III (Jul 2013, Mar 2019)	14.6 %	12.9 %
Newbury Equity Partners IV (May 2017, Feb 2023)	15.8 %	13.4 %
Newbury Equity Partners V (Nov 2019, to present)	12.5 %	10.5 %
Total Secondaries Funds	12.6 %	11.8 %
Single-Family Rental		
Bridge SFR Predecessor Fund I (Jan 2013, Jan 2015)	15.7 %	15.7 %
Bridge SFR Predecessor Fund II (Jan 2015, Jan 2017)	16.5 %	16.5 %
Bridge SFR Predecessor Fund III (Aug 2019, Aug 2022)	15.3 %	15.3 %
Bridge Single-Family Rental IV (Jan 2022, to present)	14.3 %	12.9 %
Total Single-Family Rental Funds	15.9 %	15.8 %
Logistics Value		
Bridge Logistics Value I (Nov 2021, to present)	(2.3)%	(0.6)%
Total Logistics Value Fund	(2.3)%	(0.6)%
Opportunity Zone		
Opportunity Zone I (Apr 2019, Dec 2019)	(3.8)%	(3.7)%
Total Opportunity Zone Fund	(3.8)%	(3.7)%
Debt Strategies Funds		
Bridge Debt I (Sep 2014, Sep 2017)	5.9 %	5.9 %
Bridge Debt II (Jul 2016, Jul 2019)	7.6 %	7.5 %
Bridge Debt III (May 2018, May 2021)	8.8 %	8.8 %
Bridge Debt IV (Nov 2020, to present)	9.2 %	8.7 %
Total Debt Strategies Funds	8.5 %	8.3 %

This is a summary only. Please refer to Appendix for the Notes to Performance Summary on slide 34 for additional information.

- Strong performance by residential housing funds driven by Bridge's vertical integration.
- Excludes performance for funds currently raising capital, including in Logistics, Net Lease Income, Secondaries, Agency MBS, Renewable Energy, Debt and Opportunity Zones.

[1] Bridge Multifamily V is approximately 59% called with approximately $0.9 billion of dry powder available to deploy before the end of the investment period in July 2025.

[2] Bridge Workforce Housing II is approximately 85% called with approximately $0.2 billion of dry powder available to deploy before the end of the investment period in August 2024.

BRIDGE INVESTMENT GROUP

13

14 $0.44 $0.17 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Distributable earnings and capitalization Balance Sheet ($ in MM) As of June 30, 2024 After-Tax Distributable Earnings Per Share $0.32 $0.29 $0.21 $0.19 $0.20 $0.22 $0.14 $0.17 $0.19 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Assets Cash and cash equivalents $ 75.2 Restricted cash 9.7 Marketable securities, at fair value 22.1 Receivables from affiliates 44.7 Notes receivable from affiliates 41.6 Other assets 90.7 Other investments 184.9 Accrued performance allocations 338.9 Intangible assets, net 131.6 Goodwill 233.6 Deferred tax assets, net 71.5 Total assets $ 1,244.5 Liabilities Accrued performance allocations compensation $ 55.5 Accrued compensation and benefits 38.3 Accounts payable and accrued expenses 36.1 Due to affiliates 71.6 General Partner Notes Payable, at fair value 3.1 Insurance loss reserves 16.1 Self-insurance reserves 3.4 Line of credit 7.0 Other liabilities 40.6 Notes payable 447.0 Total liabilities $ 718.7 Earnings (Loss) Per Share of Class A Common Stock - Diluted $(0.13) $(0.24) $(0.04)$(0.04) $(0.20) $(0.11)$(0.05)

Company Overview 15

Bridge Investment Group overview

A leading vertically integrated alternative investment manager, diversified across specialized asset classes

Nationwide, "boots on the ground" team and scalable infrastructure with active asset management, property management, leasing, and construction management

Ranked #13 global private equity real estate firm for fundraising by PERE (June 2024)

Loyal global investor base with ~$17.7Bn of capital raised over the last five years[2]

Track record of strong organic and inorganic growth with proven ability to grow new business lines

Experienced and aligned management team leading a deep and talented organization

Key Stats[1]

$48.9Bn Gross AUM	**~12%** 2Q'19 - 2Q'24 Fee Related Earnings CAGR[2]
$133MM LTM Q2 2024 Pre-Tax Distributable Earnings	**~$700MM** Principal, Employee, and Affiliate Capital Commitments

AUM by Strategy[1]



Credit Strategies
Equity Strategies
Secondaries 9.4%
Agency MBS 5.9%
Debt 24.4%
Net Lease Income 1.6%
Logistics 2.0%
Office 3.2%
Development 15.4%
Single-Family Rental 2.2%
Seniors Housing 5.9%
Workforce & Affordable Housing 12.0%
Multifamily 17.9%

[1] As of June 30, 2024.
[2] From July 1, 2019 through June 30, 2024.

BRIDGE INVESTMENT GROUP

16

17 Bridge’s differentiated approach drives results 1Plus approximately 2,800 professionals employed through a professional employment organization at sites managed by Bridge Senior Living. Data-driven approach to market selection, incorporating intel from our local ~2,200 on the ground colleagues1 and macroeconomic factors and trends to help identify prime growth markets with long-term growth potential. We seek to provide life- enhancing social & community programs at certain real estate assets to advance social and economic mobility, environmental sustainability and equity and inclusion. Citizenship initiatives, including charitable giving and diversity & inclusion are embedded into firm governance and structure. Our vertically integrated model allows us to maintain control over the value chain and promotes knowledge sharing, while also providing quality operating execution at a lower cost. Streamlined platform-wide procurement process provides substantial economies of scale and cost efficiencies.

18 Individual 51% Institutional 49% Balanced investor base Fund Investor by Geography1 Fund Investor by Type1 Bridge’s Client Solutions Group maintains deep institutional and retail investor relationships and has built an impressive track record of raising capital and driving growth. u During Q2 2024, 72% of capital was raised domestically and 72% came from institutional investors. u Deep and broad individual investors relationships driven in part by relationships with some of the largest wirehouses and RIAs in the world. US 60% Rest of World 40% 1 Based on committed capital as of June 30, 2024.

Track record of fundraising success with a loyal investor base

Bridge enjoys a diverse investor base with many repeat investors.

High Proportion of Repeat Investors[1, 2]


Non-Repeat
23.4%
Repeat Investors
76.6%

High Proportion of Investors Invested Across Multiple Funds[1]


Invested
in Single Fund
53.3%
Invested
Across
Multiple Funds
46.7%

LP Composition[1]


Fund of Funds
8.7%
Employees
2.7%
Wealth
Management
27.8%
Insurance,
Bank,
Foundation
14.3%
Family Office,
HNW, RIA
20.9%
SWF, Pension
25.6%

- Bridge has succeeded in penetrating key institutional segments (e.g., sovereign wealth funds, pension funds, insurance) as a complement to its extensive high-net-worth relationships.
- Continued success gathering assets across wirehouses driven by strong investment results, excellent client service and positioning as a sector specialist.

[1] Based on committed capital as of June 30, 2024.
[2] "Repeat investors" groups investors coming through a single wirehouse platform as one repeat investor.

BRIDGE INVESTMENT GROUP
19

Appendix 20

21 As of ($ in thousands) June 30, 2024 December 31, 2023 Assets (Unaudited) (Audited) Cash and cash equivalents $ 75,209 $ 57,702 Restricted cash 9,697 9,558 Marketable securities, at fair value 22,071 19,838 Receivables from affiliates 44,717 44,370 Notes receivable from affiliates 41,619 48,275 Other assets 90,698 82,102 Other investments 184,906 203,661 Accrued performance allocations 338,855 381,993 Intangible assets, net 131,636 140,198 Goodwill 233,584 233,584 Deferred tax assets, net 71,515 67,537 Total assets $ 1,244,507 $ 1,288,818 Liabilities and equity Accrued performance allocations compensation $ 55,477 $ 55,488 Accrued compensation and benefits 38,331 35,428 Accounts payable and accrued expenses 36,101 35,072 Due to affiliates 71,645 69,543 General Partner Notes Payable, at fair value 3,133 3,355 Insurance loss reserves 16,076 12,684 Self-insurance reserves 3,389 2,917 Line of credit 7,000 34,000 Other liabilities 40,619 48,386 Notes payable 446,961 446,597 Total liabilities $ 718,732 $ 743,470 Total equity $ 525,775 $ 545,348 Total liabilities and equity $ 1,244,507 $ 1,288,818 GAAP condensed consolidated balance sheets

Appendix

Unaudited Historical Non-GAAP Measures

	Three Months Ended								
($ in thousands)	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Net income (loss)	$ 124,382	$ 32,241	$ 18,245	$ (67,431)	$ (2,760)	$ (17,894)	$ 677	$ (36,800)	$ 27,494
Income tax expense (benefit)	5,837	3,203	7,610	(5,844)	7,468	1,107	3,396	(11,846)	9,996
Income (loss) before provision for income taxes	130,219	35,444	25,855	(73,275)	4,708	(16,787)	4,073	(48,646)	37,490
Depreciation and amortization	887	703	713	1,093	5,118	5,275	4,873	5,437	4,510
Impact of fund consolidation	—	—	—	—	2,259	1,314	287	335	(2,664)
Less: Unrealized performance allocations	(70,116)	16,367	4,437	107,025	19,284	50,940	(4,519)	61,670	(18,533)
Plus: Unrealized performance allocations compensation	7,987	3,789	3,856	(14,670)	(4,649)	1,788	6,961	3,178	(1,150)
Less: Unrealized (gains) losses, net	(3,483)	(387)	101	(1,493)	1,368	(1,113)	6,512	1,868	4,859
Plus: Other (income) expenses, net	—	—	(1,246)	—	—	—	2,112	—	—
Plus: Share-based compensation	6,553	9,624	8,702	9,360	11,119	10,655	9,694	11,810	12,732
Plus: Transaction and non-recurring costs	—	—	—	4,118	—	80	4,562	642	424
Less: Net realized performance allocations attributable to non-controlling interests	(18,409)	(12,460)	(2,357)	(619)	(5,066)	(10,280)	(4,220)	(2,448)	(1,608)
Less: Cash income attributable to non-controlling interests in subsidiaries	977	(3,307)	(4,424)	1,856	865	(1,074)	(5,041)	(1,675)	(573)
Distributable Earnings attributable to the Operating Company	$ 54,615	$ 49,773	$ 35,637	$ 33,395	$ 35,006	$ 40,798	$ 25,294	$ 32,171	$ 35,487
Realized performance allocations and incentive fees	(33,581)	(22,308)	(4,455)	(3,162)	(8,466)	(20,225)	(9,290)	(12,969)	(7,063)
Realized performance allocations and incentive fees compensation	2,165	1,321	349	1,732	498	2,713	2,840	7,407	3,748
Net realized performance allocations to non-controlling interests	18,409	12,460	2,357	619	5,066	10,280	4,220	2,448	1,608
Net insurance (income) loss	(1,406)	(1,183)	(3,083)	(2,409)	(1,801)	(1,701)	(324)	(2,015)	(1,969)
(Earnings) losses from investments in real estate	(1,251)	(818)	(60)	—	(215)	(537)	—	—	—
Net investment and interest (income) expense and realized (gain) loss	1,529	2,323	168	697	5,006	4,711	5,799	6,901	4,072
Plus: Fee related income attributable to non-controlling interests in subsidiaries	(977)	3,307	4,424	(1,856)	(865)	1,074	581	(719)	(924)
Total Fee Related Earnings	$ 39,503	$ 44,875	$ 35,337	$ 29,016	$ 34,229	$ 37,113	$ 29,120	$ 33,224	$ 34,959
Total Fee Related Earnings attributable to non-controlling interests	977	(3,307)	(4,424)	1,856	865	(1,074)	(581)	719	924
Total Fee Related Earnings attributable to the Operating Company	$ 40,480	$ 41,568	$ 30,913	$ 30,872	$ 35,094	$ 36,039	$ 28,539	$ 33,943	$ 35,883

BRIDGE INVESTMENT GROUP

22

Appendix

Unaudited Historical Non-GAAP Measures

($ in thousands)	Three Months Ended 6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Fund-level fee revenues									
Fund management fees	$ 49,380	$ 64,096	$ 55,408	$ 53,849	$ 60,353	$ 61,584	$ 55,040	$ 61,184	$ 61,193
Transaction fees	17,643	11,532	5,033	2,377	4,682	9,679	3,729	6,800	6,404
Total net fund-level fee revenues	67,023	75,628	60,441	56,226	65,035	71,263	58,769	67,984	67,597
Net earnings from Bridge property operators	2,108	1,294	4,164	3,243	2,828	2,142	2,891	2,737	1,778
Development fees	793	986	1,651	335	1,337	247	999	831	828
Fund administration fees	3,657	3,808	3,925	4,177	4,304	4,556	4,773	5,132	4,653
Other asset management and property income	2,659	4,413	2,475	2,797	2,636	3,289	3,092	2,665	5,514
Fee Related Revenues	76,240	86,129	72,656	66,778	76,140	81,497	70,524	79,349	80,370
Cash-based employee compensation and benefits	(30,120)	(34,242)	(29,351)	(31,623)	(35,248)	(37,275)	(35,518)	(39,909)	(38,715)
Net administrative expenses	(6,617)	(7,012)	(7,968)	(6,139)	(6,663)	(7,109)	(5,886)	(6,216)	(6,696)
Fee Related Expenses	(36,737)	(41,254)	(37,319)	(37,762)	(41,911)	(44,384)	(41,404)	(46,125)	(45,411)
Total Fee Related Earnings	39,503	44,875	35,337	29,016	34,229	37,113	29,120	33,224	34,959
Total Fee Related Earnings attributable to non-controlling interests	977	(3,307)	(4,424)	1,856	865	(1,074)	(581)	719	924
Total Fee Related Earnings to the Operating Company	40,480	41,568	30,913	30,872	35,094	36,039	28,539	33,943	35,883
Realized performance allocations and incentive fees	33,581	22,308	4,455	3,162	8,466	20,225	9,290	12,969	7,063
Realized performance allocations and incentive fees compensation	(2,165)	(1,321)	(349)	(1,732)	(498)	(2,713)	(2,840)	(7,407)	(3,748)
Net realized performance allocations attributable to non-controlling interests	(18,409)	(12,460)	(2,357)	(619)	(5,066)	(10,280)	(4,220)	(2,448)	(1,608)
Net insurance income	1,406	1,183	3,083	2,409	1,801	1,701	324	2,015	1,969
Earnings from investments in real estate	1,251	818	60	—	215	537	—	—	—
Net investment and interest income (expense) and realized gain (loss)	(1,529)	(2,323)	(168)	(697)	(5,006)	(4,711)	(5,799)	(6,901)	(4,072)
Distributable Earnings attributable to the Operating Company	$ 54,615	$ 49,773	$ 35,637	$ 33,395	$ 35,006	$ 40,798	$ 25,294	$ 32,171	$ 35,487

BRIDGE INVESTMENT GROUP

23

Appendix

Unaudited Historical Reconciliation of Non-GAAP Distributable Earnings per Share

($ in thousands, except per share and per share amounts)	Three Months Ended 6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Numerator:									
Distributable Earnings ("DE") attributable to the Operating Company	$ 54,615	$ 49,773	$ 35,637	$ 33,395	$ 35,006	$ 40,798	$ 25,294	$ 32,171	$ 35,487
Less: DE attributable to non-controlling interests in the Operating Company	(42,256)	(38,451)	(27,488)	(25,230)	(26,436)	(30,665)	(18,704)	(22,734)	(24,812)
DE attributable to Bridge Investment Group Holdings Inc.	12,359	11,322	8,149	8,165	8,570	10,133	6,590	9,437	10,675
Less: Income allocated to participating Restricted Shares	(2,126)	(1,969)	(1,405)	(1,917)	(1,998)	(2,393)	(1,445)	(2,177)	(2,372)
DE available to common shareholders	10,233	9,353	6,744	6,248	6,572	7,740	5,145	7,260	8,303
Income tax benefit (expense)	(2,558)	(2,338)	(1,686)	(1,562)	(1,643)	(1,935)	(1,286)	(1,815)	(2,076)
After-tax DE available to common shareholders	$ 7,675	$ 7,015	$ 5,058	$ 4,686	$ 4,929	$ 5,805	$ 3,859	$ 5,445	$ 6,227
Denominator:									
Weighted-average shares of Class A Common stock outstanding - Basic	24,029,107	24,157,236	24,373,172	25,068,319	25,143,289	25,956,587	27,798,236	31,342,979	32,461,347
After-Tax Non-GAAP Distributable Earnings Per Share	$ 0.32	$ 0.29	$ 0.21	$ 0.19	$ 0.20	$ 0.22	$ 0.14	$ 0.17	$ 0.19

BRIDGE INVESTMENT GROUP

24

Appendix

Unaudited Historical Non-GAAP to GAAP Reconciliation

	Three Months Ended								
($ in thousands)	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Cash-based employee compensation and benefits	$ 30,120	$ 34,242	$ 29,351	$ 31,623	$ 35,248	$ 37,275	$ 35,518	$ 39,909	$ 38,715
Compensation expense of Bridge property operators	10,020	11,102	9,436	10,195	10,009	10,627	9,546	11,121	11,234
Share-based compensation	6,553	9,624	8,702	9,360	11,119	10,655	9,694	11,810	12,732
Employee compensation and benefits	$ 46,693	$ 54,968	$ 47,489	$ 51,178	$ 56,376	$ 58,557	$ 54,758	$ 62,840	$ 62,681
Administrative expenses, net of Bridge property operators	$ 6,617	$ 7,012	$ 7,968	$ 6,139	$ 6,663	$ 7,109	$ 5,886	$ 6,216	$ 6,696
Administrative expenses of Bridge property operators	3,152	3,673	3,140	3,636	3,976	4,304	3,924	3,738	3,090
Transaction and non-recurring costs	—	—	—	4,118	—	80	4,562	642	424
Impact of fund consolidation	—	—	—	—	2,233	649	926	753	(813)
General and administrative expenses	$ 9,769	$ 10,685	$ 11,108	$ 13,893	$ 12,872	$ 12,142	$ 15,298	$ 11,349	$ 9,397
Unrealized gains (losses)	$ 3,483	$ 387	$ (101)	$ 1,493	$ (1,368)	$ 1,113	$ (6,512)	$ (1,868)	$ (4,859)
Other expenses from Bridge property operators	(13)	(8)	—	—	—	—	—	—	—
Net investment and interest income (expense) and realized gain (loss)	(1,529)	(2,323)	(168)	(697)	(5,006)	(4,711)	(5,799)	(6,901)	(4,072)
Other income (expense), net	—	—	1,246	—	—	—	(2,112)	—	—
Impact of fund consolidation	—	—	—	—	—	(334)	867	571	1,666
Non-FRE income attributable to non-controlling interest in subsidiaries	—	—	—	—	—	—	4,461	2,393	1,497
Total other expense	$ 1,941	$ (1,944)	$ 977	$ 796	$ (6,374)	$ (3,932)	$ (9,095)	$ (5,805)	$ (5,768)
Cash income attributable to non-controlling interests in subsidiaries	$ (977)	$ 3,307	$ 4,424	$ (1,856)	$ (865)	$ 1,074	$ 581	$ (719)	$ (924)
Non-cash income attributable to non-controlling interest in subsidiaries	—	—	(644)	(434)	(607)	(374)	(2,861)	(3,319)	(3,370)
Non-FRE income attributable to non-controlling interest in subsidiaries	—	—	—	—	—	1,845	4,461	2,393	1,497
Impact of fund consolidation	—	—	—	—	(1,607)	(792)	(512)	(582)	866
Realized performance allocations attributable to non-controlling interests	18,409	12,460	2,357	619	5,066	10,280	4,220	2,448	1,608
Unrealized performance allocations attributable to non-controlling interests	32,316	(14,386)	(5,838)	(54,578)	(6,173)	(31,991)	(5,396)	(42,142)	14,148
Net income (loss) attributable to non-controlling interests in Bridge Investment Group Holdings LLC	$ 49,748	$ 1,381	$ 299	$ (56,249)	$ (4,186)	$ (19,958)	$ 493	$ (41,921)	$ 13,825

BRIDGE INVESTMENT GROUP

25

26 Appendix AUM Roll Forward (Unaudited) FEAUM Roll Forward (Unaudited) ($ in millions) Three Months Ended June 30, 2024 LTM June 30, 2024 Balance as of beginning of period $21,953 $22,238 Increases (capital raised/deployment)4 127 1,341 Changes in fair market value 10 (364) Decreases (liquidations/other)5 (605) (1,730) FEAUM as of end of period $21,485 $21,485 % Change (2.1) % (3.4) % 1 New capital / commitments raised generally represents limited partner capital raised by our funds and other vehicles, including any reinvestments in our open-ended vehicles. 2 Distributions / return of capital generally represents the realization proceeds from the disposition of assets, current income, or capital returned to investors. 3 Change in fair value and acquisitions generally represents realized and unrealized activity on investments held by our funds and other vehicles (including changes in fair value and changes in leverage) as well as the net impact of fees, expenses, and non-investment income. 4 Increases generally represents limited partner capital raised or deployed by our funds and other vehicles that is fee earning when raised or deployed, respectively, including any reinvestments in our open-ended vehicles. 5 Decreases generally represents liquidations of investments held by our funds or other vehicles or other changes in fee basis, including the change from committed capital to invested capital after the expiration or termination of the investment period. ($ in millions) Three Months Ended June 30, 2024 LTM June 30, 2024 Balance as of beginning of period $48,029 $48,892 New capital / commitments raised1 302 1,088 Distributions / return of capital2 (431) (1,684) Change in fair value and acquisitions3 1,025 628 AUM as of end of period $48,925 $48,925 % Change 1.9% 0.1%

Appendix

FEAUM by Fund (Unaudited)

($ in millions)	June 30, 2024	June 30, 2023
Bridge Debt Strategies Fund IV	$ 2,774	$ 2,773
Bridge Multifamily Fund V	2,239	2,233
Newbury Equity Partners Fund V	1,951	1,951
Bridge Opportunity Zone Fund IV	1,476	1,476
Newbury Equity Partners Fund IV	1,408	1,408
Bridge Workforce Fund II	1,372	1,719
Bridge Multifamily Fund IV	1,370	1,358
Bridge Opportunity Zone Fund III	1,019	1,019
Bridge Debt Strategies Fund III	840	872
Bridge Seniors Housing Fund II	782	782
Bridge Seniors Housing Fund I	615	615
Bridge Opportunity Zone Fund V	550	551
Bridge Workforce Fund I	545	556
Bridge Opportunity Zone Fund I	482	482
Bridge Debt Strategies IV JV Partners	474	349
Newbury Equity Partners Fund III	431	895
Bridge Opportunity Zone Fund II	408	408
Bridge Net Lease Industrial Income Fund	307	233
Bridge Logistics U.S. Venture I	303	273
Bridge Agency MBS Fund	271	254
Bridge Debt Strategies Fund II	246	280
Bridge Opportunity Zone Fund VI	236	42
Bridge Single-Family Rental Fund IV	233	231
Newbury Equity Partners Fund VI	211	49
Bridge Multifamily Continuation Fund	190	—
Bridge Office Fund II	162	161
Bridge Debt Strategies Fund V	98	—
Bridge Office III JV Partners	92	92
Bridge Logistics U.S. Venture II	89	26
Bridge Debt Strategies III JV Partners	79	211
Bridge Seniors Housing Fund III	68	65
Bridge Office I JV Partners	51	108
Bridge Debt Strategies II JV Partners	44	139
Bridge Single-Family Rental Fund III	32	32
Bridge Office II JV Partners	21	21
Bridge Debt Strategies V JV Partners	9	—
Bridge Solar Energy Development Fund I	7	7
Bridge Office Fund I	—	424
Bridge Multifamily Fund III	—	138
Bridge Multifamily III JV Partners	—	4
Total FEAUM	$ 21,485	$ 22,238

BRIDGE INVESTMENT GROUP

27

28 Appendix Reconciliation of GAAP Shares of Common Stock Outstanding to Total Shares Outstanding Q2 2024 GAAP Shares of Common Stock Outstanding 32,487,464 Unvested Participating Shares of Common Stock 9,134,520 Total Participating Shares of Common Stock 41,621,984 Participating Partnership Units 96,216,756 Unvested Participating Partnership Units 773,154 Total Shares Outstanding 138,611,894 Shareholder Dividends ($ in thousands, except per share data) Q2 2024 Distributable Earnings Attributable to the Operating Company $35,487 Less: Transaction and non-recurring costs (424) Less: 30% Holdback of Profits in the Operating Company to reinvest (10,519) Less: DE attributable to non-controlling interests in Operating Company (17,157) DE before Certain Payables Attributable to Common Stockholders $7,387 Less: Other Payables Attributable to Common Stockholders (1,847) DE Attributable to Participating Common Stockholders $5,540 Total Participating Shares of Common Stock, estimated 41,771,702 DE per Share after Certain Payables Attributable to Common Shareholders $0.13 Less: Retained Capital per Share 0.00 Dividend per Share $0.13 Record Date August 30, 2024 Payment Date September 13, 2024

29 Appendix Reconciliation of GAAP Loss per Share to Distributable Earnings per Share Q2 2024 ($ in thousands, except per share data) Amount Weighted- Average Shares Outstanding Amount per Share Net (loss) income available to Common Shareholders $ (3,543) 32,461,347 $(0.11) Add: (Loss) income allocated to unvested Participating Shares of Restricted Stock 1,112 Net (loss) income attributable to Bridge Investment Group Holdings Inc. $ (2,431) 41,733,485 $(0.06) Net income attributable to non-controlling interests in Operating Company 16,100 Net (loss) income attributable to non-controlling interests in subsidiaries of Operating Company 13,825 Net income (loss) $ 27,494 138,737,131 $0.20 Income tax benefit (expense) (9,996) Income (loss) before provision for income taxes $ 37,490 138,737,131 $0.27 Depreciation and amortization 4,510 Impact of fund consolidation (2,664) Less: Unrealized performance allocations (18,533) Plus: Unrealized performance allocations compensation (1,150) Less: Unrealized (gains) losses, net 4,859 Plus: Share-based compensation 12,732 Plus: Transaction and non-recurring costs 424 Less: Net realized performance allocations attributable to non-controlling interests (1,608) Less: Cash income attributable to non-controlling interests in subsidiaries (573) Distributable Earnings attributable to the Operating Company $ 35,487 138,737,131 $0.26 Less: DE attributable to non-controlling interests in the Operating Company 24,812 97,003,646 $0.26 Distributable Pre-Tax Earnings attributable to Bridge Investment Group Holdings Inc. $ 10,675 41,733,485 $0.26 Less: Income allocated to participating Restricted Shares 2,372 Distributable Pre-Tax Earnings available to Common Shareholders $ 8,303 32,461,347 $0.26 Less: Income tax expense 2,076 Distributable After-Tax Earnings available to Common Shareholders $ 6,227 32,461,347 $0.19

30 Appendix Profits Interests • 2019 profits interests converted on January 1, 2022 • 2020 profits interests converted on January 1, 2023 • 2021 profits interests converted on July 1, 2023 • Resulted in a reduction in non-controlling interest and an increase in Net Income to the Operating Company. • Resulted in an increase in share count; however, expected to be antidilutive to public shareholders. Performance Income • The Operating Company receives 24% to 40% of the gross performance allocations. Non-Controlling Interests ($ in thousands) For Three Months Ended June 30, 2024 NON-GAAP FINANCIAL MEASURES Total Fund Management Performance income Fund-level fee revenues Fund management fees $ 61,193 $ 61,193 $ — Transaction fees 6,404 6,404 — Total net fund-level fee revenues 67,597 67,597 — Net earnings from Bridge property operators 1,778 1,778 — Development fees 828 828 — Fund administration fees 4,653 4,653 — Other asset management and property income 5,514 5,514 — Fee Related Revenues 80,370 80,370 — Cash-based employee compensation and benefits (38,715) (38,715) — Net administrative expenses (6,696) (6,696) — Fee Related Expenses (45,411) (45,411) — Total Fee Related Earnings 34,959 34,959 — Total Fee Related Earnings attributable to non-controlling interests 924 924 — Total Fee Related Earnings to the Operating Company 35,883 35,883 — Realized performance allocations and incentive fees 7,063 — 7,063 Realized performance allocations and incentive fees compensation (3,748) — (3,748) Net realized performance allocations attributable to non-controlling interests (1,608) — (1,608) Net insurance income 1,969 1,969 — Earnings from investments in real estate — — — Net investment and interest income (expense) and realized gain (loss) (4,072) (4,072) — Distributable Earnings Attributable to the Operating Company $ 35,487 $ 33,780 $ 1,707

31 Appendix Composition of Fund Management Fees ($ in MM)

Appendix

Investment Performance Summary - As of June 30, 2024 ($ in MM)

			Total Investment-Level						Fund-Level Returns	
Closed-End Funds[1] (Investment Period Beginning, Ending Date)	Cumulative Fund Committed Capital[2]	Unreturned Drawn Capital plus Accrued Pref[3]	Cumulative Investment Invested Capital[4]	Realized Investment Value[5]	Unrealized Investment Value[6]	Unrealized Investment MOIC[7]	Total Investment Fair Value[8]	Total Investment MOIC[9]	Investor Levered Net IRR[10]	Investor Unlevered Net IRR[11]
Equity Strategies Funds										
Multifamily										
Bridge Multifamily I (Mar 2009, Mar 2013)	$ 124	$ —	$ 150	$ 280	$ —	N/A	$ 280	1.87x	15.1 %	15.1 %
Bridge Multifamily II (Apr 2012, Apr 2015)	596	—	605	1,264	—	N/A	1,264	2.09x	23.0 %	22.5 %
Bridge Multifamily III (Jan 2015, Jan 2018)	912	—	904	2,003	—	N/A	2,003	2.22x	18.4 %	17.9 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	1,590	1,659	1,529	531	2,273	1.81x	2,805	1.83x	13.5 %	13.3 %
Bridge Multifamily V (Jul 2021, to present)	2,257	1,478	1,190	52	868	0.77x	920	0.77x	(19.8)%	(18.0)%
Bridge MF Continuation Vehicle (Jul 2023, Jul 2023)	201	216	185	3	247	1.34x	250	1.35x	26.4 %	26.4 %
Total Multifamily Funds[12]	$ 5,680	$ 3,353	$ 4,563	$ 4,135	$ 3,388	1.34x	$ 7,523	1.65x	14.8 %	14.5 %
Workforce & Affordable Housing										
Bridge Workforce Housing I (Aug 2017, Aug 2020)	$ 619	$ 683	$ 596	$ 207	$ 946	1.89x	$ 1,153	1.94x	12.7 %	12.7 %
Bridge Workforce Housing II (Aug 2020, to present)	1,741	1,604	1,370	135	1,285	1.04x	1,420	1.04x	(2.5)%	(2.1)%
Total Workforce & Affordable Housing Funds[12]	$ 2,360	$ 2,287	$ 1,966	$ 342	$ 2,231	1.29x	$ 2,573	1.31x	6.3 %	6.3 %
Secondaries Funds										
Newbury Equity Partners I (Sep 2006, Mar 2013)	$ 702	$ —	$ 631	$ 1,038	$ 17	1.61x	$ 1,055	1.67x	8.2 %	8.1 %
Newbury Equity Partners II (Oct 2009, Oct 2015)	1,024	—	860	1,526	90	1.75x	1,616	1.88x	14.9 %	14.8 %
Newbury Equity Partners III (Jul 2013, Mar 2019)	1,102	—	986	1,363	447	1.82x	1,810	1.84x	14.6 %	12.9 %
Newbury Equity Partners IV (May 2017, Feb 2023)	1,447	744	1,276	850	1,514	1.89x	2,363	1.85x	15.8 %	13.4 %
Newbury Equity Partners V (Nov 2019, to present)	2,000	1,492	1,663	272	1,982	1.35x	2,254	1.36x	12.5 %	10.5 %
Total Secondaries Funds[12]	$ 6,275	$ 2,236	$ 5,415	$ 5,049	$ 4,049	1.64x	$ 9,098	1.68x	12.6 %	11.8 %
Seniors Housing										
Bridge Seniors I (Jan 2014, Jan 2018)	$ 578	$ 914	$ 759	$ 463	$ 287	0.85x	$ 750	0.99x	(3.4)%	(3.2)%
Bridge Seniors II (Mar 2017, Mar 2020)	820	934	788	335	554	1.15x	889	1.13x	(0.2)%	(0.1)%
Bridge Seniors III (Nov 2020, to present)	48	40	28	3	40	1.54x	43	1.54x	7.4 %	7.3 %
Total Seniors Housing Funds[12]	$ 1,446	$ 1,888	$ 1,575	$ 801	$ 881	1.04x	$ 1,682	1.07x	(1.7)%	(1.5)%
Office										
Bridge Office I (Jul 2017, Jul 2020)	$ 573	$ 754	$ 643	$ 179	$ (25)	0.21x	$ 154	0.24x	***	***
Bridge Office II (Dec 2019, Dec 2022)	208	235	248	84	164	1.00x	248	1.00x	(4.2)%	(3.0)%
Total Office Funds[12]	$ 781	$ 989	$ 891	$ 263	$ 139	0.50x	$ 402	0.45x	***	***

Please refer to the Notes to Performance Summary for additional information.

BRIDGE INVESTMENT GROUP

32

Appendix

Investment Performance Summary - As of June 30, 2024 ($ in MM)

			Total Investment-Level						Fund-Level Returns	
Closed-End Funds[1] (Investment Period Beginning, Ending Date)	Cumulative Fund Committed Capital[2]	Unreturned Drawn Capital plus Accrued Pref[3]	Cumulative Investment Invested Capital[4]	Realized Investment Value[5]	Unrealized Investment Value[6]	Unrealized Investment MOIC[7]	Total Investment Fair Value[8]	Total Investment MOIC[9]	Investor Levered Net IRR[10]	Investor Unlevered Net IRR[11]
Equity Strategies Funds (Continued)										
Single-Family Rental										
Bridge SFR Predecessor Fund I (Jan 2013, Jan 2015)	$ 51	$ —	$ 47	$ 165	$ —	N/A	$ 165	3.53x	15.7 %	15.7 %
Bridge SFR Predecessor Fund II (Jan 2015, Jan 2017)	90	—	81	233	—	N/A	233	2.88x	16.5 %	16.5 %
Bridge SFR Predecessor Fund III (Aug 2019, Aug 2022)	34	44	31	—	62	2.00x	62	2.00x	15.3 %	15.3 %
Bridge Single-Family Rental IV (Jan 2022, to present)	150	172	149	9	204	1.42x	213	1.43x	14.3 %	12.9 %
Total Single Family Funds[12]	$ 324	$ 216	$ 308	$ 407	$ 266	1.52x	$ 673	2.18x	15.9 %	15.8 %
Opportunity Zone										
Opportunity Zone I (Apr 2019, Dec 2019)	$ 509	$ 680	$ 551	$ 47	$ 464	0.93x	$ 511	0.93x	(3.8)%	(3.7)%
Total Opportunity Zone Fund[12]	$ 509	$ 680	$ 551	$ 47	$ 464	0.93x	$ 511	0.93x	(3.8)%	(3.7)%
Logistics Value										
Bridge Logistics Value I (Nov 2021, to present)	$ 336	$ 373	$ 315	$ —	$ 320	1.01x	$ 320	1.01x	(2.3)%	(0.6)%
Total Logistics Value Fund[12]	$ 336	$ 373	$ 315	$ —	$ 320	1.01x	$ 320	1.01x	(2.3)%	(0.6)%
Debt Strategies Funds										
Bridge Debt I (Sep 2014, Sep 2017)	$ 132	$ —	$ 219	$ 264	$ —	N/A	$ 264	1.21x	5.9 %	5.9 %
Bridge Debt II (Jul 2016, Jul 2019)	1,002	231	2,828	3,066	183	1.14x	3,249	1.15x	7.6 %	7.5 %
Bridge Debt III (May 2018, May 2021)	1,624	809	6,290	6,184	822	1.29x	7,006	1.11x	8.8 %	8.8 %
Bridge Debt IV (Nov 2020, to present)	2,888	2,787	9,015	6,858	2,903	1.18x	9,761	1.08x	9.2 %	8.7 %
Total Debt Strategies Funds[12]	$ 5,646	$ 3,827	$ 18,352	$ 16,372	$ 3,908	1.20x	$ 20,280	1.11x	8.5 %	8.3 %

Please refer to the Notes to Performance Summary for additional information.

BRIDGE INVESTMENT GROUP

33

34 Notes to Performance Summary Appendix The investment performance presented herein is intended to illustrate the performance of investments held by the funds and other vehicles we manage and the potential for which is relevant to the performance-based fees to Bridge. Other than the Investor Unlevered Net IRR and the Investor Levered Net IRR numbers presented herein, the cash flows in the investment performance do not reflect the cash flows used in presentations of fund performance due to the fund level expenses, reserves, and reinvested capital. (1) Closed-End Funds represented herein does not include performance for (i) certain Opportunity Zone funds with investments which have not been marked-to-market, and (ii) funds that are currently raising capital, including our open-ended funds. Each fund identified contemplates all associated parallel and feeder limited partnerships in which investors subscribe and accordingly share common management. All intercompany accounts and transactions have been eliminated in the combined presentation. Values and performance presented herein are the combined investor returns gross of any applicable legal entity taxes. (2) Cumulative Fund Committed Capital represents total capital commitments to the fund (excluding joint ventures or separately managed accounts). (3) Unreturned Drawn Capital + Accrued Pref represents the amount the fund needs to distribute to its investors as a return of capital and a preferred return before the General Partner is entitled to receive performance fees or allocations from the fund. (4) Cumulative Investment Invested Capital represents the total cost of investments since inception (including any recycling or refinancing of investments). This figure will differ from Cumulative Paid-In Capital, which represents the total contributions or drawn down commitments from all investors since inception. (5) Realized Investment Value represents net cash proceeds received in connection with all investments, including distributions from investments and disposition proceeds. (6) Unrealized Investment Value represents the estimated liquidation values that are generally based upon appraisals, contracts and internal estimates. There can be no assurance that Unrealized Investment Value will be realized at valuations shown, and realized values will depend on numerous factors including, among others, future asset-level operating results, asset values and market conditions at the time of disposition, transaction costs, and the timing and manner of disposition, all of which may differ from the assumptions on which the Unrealized Investment Fair Value are based. Direct fund investments in real property are held at cost minus transaction expenses for the first six months. (7) Unrealized Investment MOIC represents the Multiple on Invested Capital (“MOIC”) for Total Investment Fair Value associated with unrealized investments before management fees, fund level expenses and carried interest, divided by Cumulative Investment Invested Capital attributable to those unrealized investments. (8) Total Investment Fair Value represents the sum of Realized Investment Value and Unrealized Investment Value, before management fees, expenses and carried interest. (9) Total Investment MOIC represents MOIC for Total Investment Fair Value divided by Cumulative Investment Invested Capital. (10) Investor Levered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions) and cash outflows (distributions) and the remaining fair value, net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee-paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. This return may differ from actual investor level returns due to timing, variance in fees paid by investors, and other investor-specific investment costs such as taxes. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, IRRs may be amplified by fund leverage and early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period’s return. (11) Investor Unlevered Net IRR is an annualized realized and unrealized internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions and drawdowns on fund lines of credit) and cash outflows (distributions and repayments on fund lines of credit) and the remaining fair value (after removing outstanding balances on fund lines of credit), net of the investors actual management fees, fund level expenses, and carried interest. Net return information reflects aggregated fund-level returns for fee- paying investors using actual management fees paid by the fund. The actual management fee rates from individual investors will be higher and lower than the actual aggregate fund level rate. Because IRRs are time-weighted calculations, for newer funds with short measurement periods, this IRR may be amplified by early fund expenses and may not be meaningful. For IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period’s return. (12) Any composite returns presented herein do not represent actual returns received by any one investor and are for illustrative purposes only. Composite performance is based on actual cash flows of the funds within a strategy over the applicable timeframes and are prepared using certain assumptions. Each fund has varied investment periods and investments were made during different market environments; past performance of prior funds within a strategy is not a guarantee of future results. Fund investors generally pay fees based on a defined percentage of total commitments during the investment period and invested capital thereafter, but some fund investors may pay fees based on invested capital for the life of the fund according to the applicable governing documents. Additional information on the calculation of this composite performance, including applicable assumptions and supporting data, can be made available promptly upon request. *** Indicates a negative return that results in an IRR that is incalculable. The returns for Total Office Funds are not presented because Bridge Office I is incalculable.

35 Glossary Assets Under Management Assets under management, or AUM, represents the sum of (a) the fair value of the assets of the funds and vehicles we manage, plus (b) the contractual amount of any uncalled capital commitments to those funds and vehicles (including our commitments to the funds and vehicles and those of Bridge affiliates). Our AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets we manage. Our calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. In addition, our calculation of AUM includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles we manage from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Our definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles we manage or advise. Distributable Earnings Distributable Earnings, or DE, is a key performance measure used in our industry and is evaluated regularly by management in making resource deployment and compensation decisions, and in assessing our performance. DE differs from net income before provision for income taxes, computed in accordance with U.S. GAAP in that it does not include depreciation and amortization, income (loss) from consolidated fund investments, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, cash income attributable to non-controlling interests, charges (credits) related to corporate actions and non-recurring items. Although we believe the inclusion or exclusion of these items provides investors with a meaningful indication of our core operating performance, the use of DE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed further in our most recent annual report on Form 10-K and quarterly report of Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Components of our Results of Operations—Combined Results of Operations” prepared in accordance with U.S. GAAP. Our calculations of DE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. Dry Powder Dry Powder represents of uncalled committed capital that is available for investment. Fee-Earning AUM Fee-Earning AUM, or FEAUM, reflects the assets from which we earn management fee revenue. The assets we manage that are included in our FEAUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms. Fee Related Earnings Fee Related Earnings, or FRE, is a supplemental performance measure used to assess our ability to generate profits from fee- based revenues that are measured and received on a recurring basis. FRE differs from income before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income and related compensation expense, net insurance income, earnings from investments, net interest (interest income less interest expense), net realized gain (loss), income (loss) from consolidated fund investments, and, if applicable, certain general and administrative expenses when the timing of any future payment is uncertain. FRE is not a measure of performance calculated in accordance with U.S. GAAP. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Our calculations of FRE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers.

36 Glossary (cont'd) Fee Related Expenses Fee Related Expenses is a component of Fee Related Earnings. Fee Related Expenses differs from expenses computed in accordance with U.S. GAAP in that it does not include incentive fee compensation, performance allocations compensation, share-based compensation, loss and loss adjustment expenses associated with our insurance business, depreciation and amortization, or charges (credits) related to corporate actions and non-recurring items, expenses from consolidated fund investments, and expenses attributable to non-controlling interest in consolidated entities. Additionally, Fee Related Expenses is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fee Related Expenses are used in management’s review of the business. Please refer to the reconciliation to the comparable line items on the consolidated and combined statements of operations. Fee Related Revenues Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues includes fund management fees, transaction fees net of any third-party operating expenses, fee related performance revenue, net earnings from Bridge property operators, development fees, fund administration fees, and other asset management and property income. Fee related performance revenue is comprised of performance-based fees earned by our general partners from open-end funds. These fees are generally based on the investment returns, subject to preferred returns and/or high-watermarks, for the applicable measurement period of the open-end fund. Fee related performance revenues are measured and eligible to be received on a recurring basis and are not dependent on realization events from the underlying investments. Net earnings from Bridge property operators is calculated as a summation of property management, leasing fees and construction management fees less third-party operating expenses and property operating expenses. Property operating expenses is calculated as a summation of employee compensation and benefits, general and administrative expenses and interest expense at our property operators. We believe our vertical integration enhances returns to our shareholders and fund investors, and we view the net earnings from Bridge property operators as part of our fee related revenue as these services are provided to essentially all of the real estate properties in our equity funds. Net earnings from Bridge property operators is a metric that is included in management’s review of our business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes insurance premiums and income (loss) from consolidated fund investments. Additionally, Fee Related Revenues is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fund Management Fees Fund management fees refers to fees we earn for advisory services provided to our funds, which are generally based on total commitments, invested capital or net asset value managed by us. Fund management fees are generally based on a quarterly measurement period and amounts are paid in advance of recognizing revenue. Operating Company Bridge Investment Group Holdings LLC, or the Operating Company, acts as a holding company of certain affiliates that provide an array of asset management services. The Operating Company is the ultimate controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the investment manager entities, which we refer to collectively as the Fund Managers. Sponsored Funds Sponsored Funds refers to the funds, co-investment vehicles and other entities and accounts that are managed by Bridge, and which are structured to pay fees.